Exhibit 99.1

1200 RIVERPLACE BOULEVARD — JACKSONVILLE, FL 32207-1809 — (904) 346-1500

May 3, 2013	For more information:
Linda L. Tasseff
FOR IMMEDIATE RELEASE	Director, Investor Relations
(904) 858-2639
ltasseff@steinmart.com

STEIN MART, INC. REPORTS 2012 RESULTS, COMPLETION OF RESTATEMENT AND PLANS FOR 2013

•	Fiscal year diluted earnings per share of $0.57 compared to $0.44 (Restated) in 2011.

•	Fourth quarter diluted earnings per share of $0.30 compared to $0.13 (Restated) in 2011.

•	Comparable store sales for the year increased 2.7 percent and for the quarter increased 6.0 compared to 2011.

•	Ending cash of $67.2 million after paying a dividend of $43.8 million.

•	Regained compliance with NASDAQ rules with today’s SEC filings.

JACKSONVILLE, FL – Stein Mart, Inc. (NASDAQ: SMRT) today announced financial results for the 2012 fiscal year and its second through fourth quarters, as well as the restated results for all 2011 periods and the first quarter of 2012 (see “Restated Results” for further information). All 2011 amounts in this release have been restated.

Overview of Results

Net income for the year ended February 2, 2013 was $25.0 million or $0.57 per diluted share compared to net income of $19.9 million or $0.44 per diluted share in 2011. EBITDA for the year ended February 2, 2013 was $60.1 million compared to $51.0 million in 2011 (see Note 1 in the attached materials). Fiscal 2012 results include the following:

•	$4.0 million of legal and accounting fees incurred in the fourth quarter related to the financial restatement ($2.5 million after tax or $0.05 per diluted share).

•

$2.1 million higher breakage income on unused gift and merchandise return cards as a result of changes in breakage assumptions during the second quarter of 2012 ($1.3 million after tax or $0.03 per diluted share).

•

$2.5 million tax benefit recorded in the fourth quarter resulting from the tax impact of the deductibility in 2012 of previously non-deductible financial statement accruals relating to the elimination of the post-retirement life insurance benefits ($0.05 per diluted share).

Excluding these items, the Company would have net income of $23.8 million, or $0.54 per diluted share, and EBITDA of $62.0 million for the year ended February 2, 2013.

For the fourth quarter, net income was $13.5 million or $0.30 per diluted share compared to net income of $5.9 million or $0.13 per diluted share in 2011.

Comments on Results

“I am extremely proud of our 2012 sales performance which drove outstanding bottom line results. We did this by returning to those things that made this company great, including a compelling merchandise assortment, selectively lowering merchandise prices and controlling regular-price couponing,” said Jay Stein, Chief Executive Officer. “We are thankful that the financial restatement is now behind us and we continue to be keenly focused on running the business.”

The month of January included an extra week in fiscal 2012, creating a 53-week fiscal year. Total sales for the extra 53rd week were approximately $15.8 million. Beginning with this release, our reported total sales (including past periods which are restated) include leased shoe department commissions which had previously been included in other income, net. Comparable store sales do not include leased shoe department commissions.

Total sales for the 53-week period ended February 2, 2013 were $1.23 billion, an increase of 4.6 percent over sales of $1.18 billion for the 52-week period ended January 28, 2012. Comparable store sales for the 52-week period ended January 26, 2013 increased 2.7 percent over the 52-week period ended January 28, 2012.

Total sales for the 14-week period ended February 2, 2013 were $368.6 million, an increase of 11.4 percent over sales of $331.0 million for the 13-week period ended January 28, 2012. Comparable store sales for the 13-week period ended January 26, 2013 increased 6.0 percent over the 13-week period ended January 28, 2012.

Gross profit for the year increased $23.0 million to $342.6 million or 27.8 percent of sales from $319.6 million or 27.1 percent of sales in 2011 due to increased sales and an increase in the gross profit rate. The increase in the gross profit rate was the result of lower markdowns resulting from our strategy of reducing coupons applicable to our regular-priced merchandise partially offset by lower markup due to lowering prices on selective merchandise.

Selling, general and administrative expenses (“SG&A”) were $306.4 million this year compared to $287.2 million last year. The increase in SG&A includes higher depreciation, compensation and benefit costs, and professional fees (including the $4.0 million of fees related to the restatement) and lower credit card program income (now included in SG&A and restated for all prior periods presented), partially offset by $3.7 million lower advertising expenses, $2.1 million higher breakage income on unused gift and merchandise return cards as a result of changes in breakage assumptions and a decrease in credit card interchange fees.

The effective tax rate for fiscal year 2012 decreased to 30.5 percent from 38.0 percent in 2011 due to the favorable impact from the elimination of the post-retirement life insurance benefit during the fourth quarter.

Restated Results

Today, we filed our Form 10-K for the fiscal year ended February 2, 2013, our amended quarterly report on Form 10-Q/A for the first quarter of 2012 and our quarterly reports on Form 10-Q for the second and third quarters of 2012. As previously reported, the quarterly filings were delayed as we completed our financial restatement. Each of these quarterly reports includes restated unaudited interim financial statements for the comparative fiscal 2011 periods.

Results for all quarters in fiscal 2011 and the first quarter of 2012 included in this press release and the attached statements reflect adjustments for inventory markdowns, leasehold improvement costs, compensated absences (paid vacation) and indirect overhead (quarters only impacted). In addition, the restated financial statements reflect the correction of certain previously identified errors and out of period adjustments that were deemed immaterial to the annual and interim period in which they were initially recorded and have now been restated to properly reflect the corrections in the appropriate periods. All financial statements included in this press release that are impacted indicate the restated amounts as “Restated.”

The effect of the adjustments for fiscal 2011 was to increase previously reported net income by $0.1 million (see Note 2 in the attached materials). The impact on individual quarters was generally a reduction in first quarter income with increases in second and third quarter income. See Note 3 in the attached materials for tables that present the effect of corrections to the Consolidated Statements of Income for each quarterly period of 2011 and the first quarter of 2012.

Balance Sheet Highlights

Cash at year end 2012 was $67.2 million, after paying a dividend of $43.8 million, compared to $94.1 million in 2011. The Company has no debt and had no borrowings under its credit facility during 2012 or 2011.

Inventories were $243.3 million at year-end 2012 compared to $218.8 million at the end of 2011. Year-end inventories were higher than last year, as planned, due to an additional week of early season spring receipts from the shift of the 53rd week into fiscal 2012, as well as a strategy to increase wear-now merchandise to drive early first quarter selling.

Capital expenditures were $45.4 million for 2012 driven by our investment in information systems, including our new merchandise information system, as well as new, relocated and remodeled stores.

Store Network

Six new stores were opened, five were closed and four were relocated in 2012. The company operated 263 Stein Mart stores at year-end compared to 262 at the end of 2011.

2013 Plans

In 2013, we are continuing to embrace our value proposition with controlled couponing and even lower prices on selected merchandise. Our goal is to build on the sales increases we experienced in 2012 primarily by deepening our relationship with existing customers, attracting new customers and increasing our share of their spending.

We expect the following factors to influence our business in 2013:

•	The gross profit rate is expected to be slightly lower than in 2012 as we continue to manage our selling prices and couponing and from lower margins on e-commerce sales in the second half of the year.

•	SG&A expenses are expected to increase $3-4 million as a result of the following:

•	We will incur approximately $3 million in start-up costs related to the launch of our new e-commerce business and the transition of our supply chain from third-party to company-operated locations.

•	Depreciation will increase by approximately $3 million as a result of recent years’ investments in capital.

•

2012 SG&A included the impact of certain expenses and income not expected to reoccur in 2013, including $4.0 million of legal and accounting fees related to the restatement of our financial statements and $2.1 million of higher breakage income on unused gift and merchandise return cards as a result of changes in breakage assumptions.

•	The effective tax rate for the year is expected to be approximately 39.5 percent.

•	Current plans are to open four stores, close three stores and relocate four stores to better locations in their respective markets in 2013.

•

Capital expenditures for 2013 are expected to be approximately $34 million, including $14 million for continuing information system upgrades, $5 million for distribution center equipment and software, and the remainder for new and relocated stores, store remodels and new fixtures.

We will be launching our new e-commerce business in mid to late 2013 with a representative merchandise selection. This will enable us to reach new customers and increase our share of existing customers’ spend through a multi-channel approach. As noted above, this initiative will actually have a negative bottom line impact in 2013 from start-up costs and margins that are lower than for our brick and mortar stores due to relatively high fulfillment costs at our initial expected sales volume levels. This is an important initiative from which we expect significant future benefit as we grow our sales.

Another important initiative for 2013 is our transitioning of our supply chain distribution centers from third-party to company-operated locations beginning in the second quarter. While this change will not result in an immediate savings in distribution expenses due to start-up costs and an initial capital investment in equipment and software, this initiative offers an excellent return on our investment with positive impact starting in 2014.

Conference Call

A conference call for investment analysts to discuss the Company’s fourth quarter and fiscal year 2012 results will be held at 10 a.m. EDT on May 8, 2013. The call may be heard on the investor relations portion of the Company’s website at http://ir.steinmart.com. A replay of the conference call will be available on the website through May 31, 2013.

Investor Presentation

Stein Mart’s fiscal 2012 investor presentation has been posted to the investor relations portion of the Company’s website at http://ir.steinmart.com. The Company will also post supplemental information related to fiscal years 2008 and 2009 restated Unaudited Consolidated Statements of Income on the Events and Presentations section of the investor relations website.

April Same Store Sales Release Timing

We currently plan to report our April and first quarter 2013 sales on May 8, 2013.

First Quarter Release Timing

We currently plan to release our first quarter 2013 earnings and hold our conference call on May 23. 2013. The conference call will again be at 10:00 a.m. EDT.

About Stein Mart

Stein Mart stores offer the fashion merchandise, service and presentation of a better department or specialty store, at prices competitive with off-price retail chains. Currently with locations from California to Massachusetts, Stein Mart’s focused assortment of merchandise features current season, moderate to better fashion apparel for women and men, as well as accessories, shoes and home fashions.

SAFE HARBOR STATEMENT>>>>>>>Except for historical information contained herein, the statements in this release may be forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company does not assume any obligation to update or revise any forward-looking statements even if experience or future changes make it clear that projected results expressed or implied will not be realized. Forward-looking statements involve known and unknown risks and uncertainties that may cause Stein Mart’s actual results in future periods to differ materially from forecasted or expected results. Those risks include, without limitation:

•	consumer sensitivity to economic conditions

•	competition in the retail industry

•	changes in consumer preferences and fashion trends

•	the effectiveness of advertising, marketing and promotional strategies

•	ability to negotiate acceptable lease terms with current and potential landlords

•	ability to successfully implement strategies to exit under-performing stores

•	extreme and/or unseasonable weather conditions

•	adequate sources of merchandise at acceptable prices

•	dependence on certain key personnel and ability to attract and retain qualified employees

•	increases in the cost of employee benefits

•	disruption of the Company’s distribution process

•	information technology failures

•	acts of terrorism

•	material weaknesses in internal control over financial reporting

•	other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission.

###

Additional information about Stein Mart, Inc. can be found at www.steinmart.com

Stein Mart, Inc.

Consolidated Balance Sheets

(In thousands, except for share and per share data)

	February 2, 2013	January 28, 2012
		(Restated)
ASSETS

Current assets:
Cash and cash equivalents	$67,233	$94,053
Inventories	243,345	218,832
Prepaid expenses and other current assets	22,855	34,139

Total current assets	333,433	347,024
Property and equipment, net	131,570	109,990
Other assets	26,706	22,569

Total assets	$491,709	$479,583

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$130,972	$106,063
Accrued expenses and other current liabilities	66,109	68,063

Total current liabilities	197,081	174,126
Other liabilities	60,594	55,786

Total liabilities	257,675	229,912

Shareholders’ equity:
Preferred stock - $.01 par value; 1,000,000 shares authorized; no shares issued or outstanding
Common stock - $.01 par value; 100,000,000 shares authorized; 43,808,485 and 43,588,821 shares issued and outstanding, respectively	438	436
Additional paid-in capital	17,491	15,268
Retained earnings	216,574	235,386
Accumulated other comprehensive loss	(469)	(1,419)

Total shareholders’ equity	234,034	249,671

Total liabilities and shareholders’ equity	$491,709	$479,583

Stein Mart, Inc.

Consolidated Statements of Income

(In thousands, except for per share amounts)

	14 Weeks Ended February 2, 2013	13 Weeks Ended January 28, 2012	Year Ended February 2, 2013	Year Ended January 28, 2012
		(Restated)		(Restated)
Net sales	$368,557	$330,952	$1,232,366	$1,177,951
Cost of merchandise sold	262,300	243,460	889,736	858,335

Gross profit	106,257	87,492	342,630	319,616
Selling, general and administrative expenses	89,101	78,243	306,407	287,184

Operating income	17,156	9,249	36,223	32,432
Interest expense, net	55	35	225	286

Income before income taxes	17,101	9,214	35,998	32,146
Income tax provision	3,554	3,321	10,971	12,215

Net income	$13,547	$5,893	$25,027	$19,931

Net income per share:
Basic	$0.31	$0.13	$0.57	$0.45

Diluted	$0.30	$0.13	$0.57	$0.44

Weighted-average shares outstanding:
Basic	42,688	42,733	42,639	43,482

Diluted	43,004	42,769	42,828	43,721

Stein Mart, Inc.

Consolidated Statements of Comprehensive Income

(In thousands)

	14 Weeks Ended February 2, 2013	13 Weeks Ended January 28, 2012	Year Ended February 2, 2013	Year Ended January 28, 2012
		(Restated)		(Restated)
Net income	$13,547	$5,893	$25,027	$19,931
Other comprehensive income (loss), net of tax:
Change in post-retirement benefit obligations	873	(1,875)	950	(1,875)

Comprehesive income	$14,420	$4,018	$25,977	$18,056

Stein Mart, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended February 2, 2013	Year Ended January 28, 2012
		(Restated)
Cash flows from operating activities:
Net income	$25,027	$19,931
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,911	18,614
Share-based compensation	6,203	3,821
Store closing charges	996	793
Impairment of property and other assets	523	1,166
Loss on disposal of property and equipment	1,324	77
Deferred income taxes	2,916	12,247
Tax deficiency from equity issuances	(510)	(437)
Excess tax benefits from share-based compensation	(640)	(375)
Changes in assets and liabilities:
Inventories	(24,513)	10,864
Prepaid expenses and other current assets	11,836	(12,986)
Other assets	(4,137)	(3,515)
Accounts payable	24,909	10,518
Accrued expenses and other current liabilities	450	(3,518)
Other liabilities	3,044	7,384

Net cash provided by operating activities	71,339	64,584

Cash flows from investing activities:
Capital expenditures	(45,426)	(38,012)

Cash used in investing activities	(45,426)	(38,012)

Cash flows from financing activities:
Cash dividends paid	(43,839)	—
Capital lease payments	(6,066)	(3,362)
Excess tax benefits from share-based compensation	640	375
Proceeds from exercise of stock options and other	471	2,891
Repurchase of common stock	(3,939)	(12,141)

Net cash used in financing activities	(52,733)	(12,237)

Net (decrease) increase in cash and cash equivalents	(26,820)	14,335
Cash and cash equivalents at beginning of year	94,053	79,718

Cash and cash equivalents at end of year	$67,233	$94,053

NOTES TO PRESS RELEASE

Note 1 – EBITDA:

As used in this release, EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”). However, we present EBITDA in this release because we consider it to be an important supplemental measure of our performance and because it is frequently used by analysts, investors and others to evaluate the performance of companies. EBITDA is not calculated in the same manner by all companies. EBITDA should be used as a supplement to results of operations and cash flows as reported under GAAP and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP. Below is a reconciliation of Operating income to EBITDA for the years ended February 2, 2013 and January 28, 2012.

	Year Ended February 2, 2013	Year Ended January 28, 2012
		(Restated)
Operating income	$36,223	$32,432
Add back amounts for computation of EBITDA:
Depreciation and amortization	23,911	18,614

EBITDA	$60,134	$51,046

Note 2 - RESTATEMENT ITEMS:

Our Consolidated Financial Statements for the first quarter of fiscal 2012 and all periods in fiscal year 2011 have been restated for the errors described below.

Reclassifications

We have made certain reclassifications in the Consolidated Statements of Income related to breakage income on unused gift and merchandise return cards and credit card income related to our co-branded and private label credit card agreement which were presented in Other income, net and have been reclassified to SG&A. There were no reclassifications made to the Consolidated Balance Sheets, Consolidated Statements of Comprehensive Income or Consolidated Statements of Cash Flows.

Adjustments

The following is a description of the areas in which the errors were identified and for which we made correcting adjustments to our Consolidated Financial Statements. The associated income tax expense or benefit and related deferred tax asset or liability for each error has also been corrected.

(1) Inventory markdowns - We identified and corrected errors related to the incorrect treatment of certain inventory markdowns as promotional (temporary). Based on analysis of various factors, these inventory markdowns should have been accounted for as permanent markdowns. Under the retail inventory method of accounting used by us, promotional markdowns do not impact the value of unsold inventory and thus do not impact cost of sales until the merchandise is sold. Conversely, permanent markdowns reduce the value of unsold inventory and impact cost of sales at the time the markdowns are taken.

(2) Leasehold improvement costs - We identified and corrected errors to report fixed assets related to leasehold improvements at their gross amount with lessor reimbursements for the related construction recorded as deferred rent credits. Landlord (lessor) reimbursements to us (lessee) for store interior construction had been incorrectly accounted for as reductions in the fixed assets related to leasehold improvements. This practice was based on the prior belief that our leasehold improvements increased the fair value of the lessor’s property. Management now believes that there was no significant increase in the fair value of the lessor’s leased assets and therefore these leasehold improvements should have been recorded, depreciated over and subject to impairment exclusive of lessor reimbursements in the respective periods. Cost of merchandise sold decreased by $3.0 million and SG&A expenses increased by $1.1 million for 2011 as a result of this adjustment.

(3) Compensated absences (paid vacation) - We identified and corrected errors to record liabilities for compensated absences (paid vacation) which were not previously recorded.

(4) Leased department commissions - We corrected the presentation of leased department commissions in the Consolidated Statements of Income. Leased department commissions were presented in Other income, net of related expenses and have been corrected to report Net sales (increase of $19.1 million for 2011) and SG&A expenses (increase of $6.4 million for 2011) on a gross basis. There was no impact to Net income related to this change.

(5) Sales returns - We corrected the presentation of estimated sales returns in the Consolidated Statements of Income. Estimated sales returns were previously incorrectly presented on a net basis and have been presented on a gross basis in Net sales and Cost of merchandise sold (adjustment of $1.5 million for 2011). There was no impact to Net income related to this change.

(6) Insurance-related assets and liabilities - We corrected the presentation of insurance-related assets and liabilities in the Consolidated Balance Sheets. The long-term portion of insurance assets ($7.1 million as of January 28, 2012) were previously incorrectly reported as Prepaid expenses and other current assets and are now reported as Other assets. The long-term portion of insurance liabilities ($11.5 million as of January 28, 2012) was previously incorrectly reported as Accrued expenses and other current liabilities and is now reported as Other liabilities. There was no impact on Total assets or Total liabilities related to this change.

(7) Other - We corrected certain previously identified errors and out of period adjustments that were deemed immaterial to the annual or interim period in which they were recorded and restated prior periods to reflect these corrections in the appropriate periods. The amounts relate to credit card reward income breakage, credit card receivables, software costs, and assets no longer in use.

The net effect of the adjustments on the Consolidated Statement of Income was to increase Net income by $0.1 million for the year ended January 28, 2012 as follows:

Increase (decrease) in Net income:	2011
Inventory markdowns	$655
Leasehold improvement costs	1,937
Compensated absences	(134)
Other	(2,283)

Total adjustments before tax	175
Income tax expense from adjustments	72

Increase in Net income	$103

The adjustments in “Other” in 2011 relate primarily to the correction of a previously recorded out of period adjustment related to credit card reward income breakage of $2.0 million.

The following tables present the effect of the aforementioned reclassifications and adjustments on our Consolidated Balance Sheet as of January 28, 2012 and our Statements of Income and Cash Flows for the fiscal year ended January 28, 2012 on GAAP basis and indicate the category of the adjustments by reference to the above descriptions of the errors for which we made corrections.

Consolidated Balance Sheet

	As of January 28, 2012
	As Previously Reported	Adjustments	Description of Adjustment	As Restated
ASSETS
Current assets:
Cash and cash equivalents	$94,053	$—		$94,053
Inventories	220,775	(1,943)	(1)	218,832
Prepaid expenses and other current assets	36,838	(2,699)	(2)(6)(7)	34,139

Total current assets	351,666	(4,642)		347,024
Property and equipment, net	104,141	5,849	(2)(7)	109,990
Other assets	17,409	5,160	(2)(6)	22,569

Total assets	$473,216	$6,367		$479,583

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$106,063	$—		$106,063
Accrued expenses and other current liabilities	72,731	(4,668)	(3)(6)	68,063

Total current liabilities	178,794	(4,668)		174,126
Other liabilities	35,084	20,702	(2)(6)	55,786

Total liabilities	213,878	16,034		229,912

Shareholders’ equity:
Preferred stock - $.01 par value; 1,000,000 shares authorized; no shares issued or outstanding
Common stock - $.01 par value; 100,000,000 shares authorized; 43,588,821 shares issued and outstanding	436	—		436
Additional paid-in capital	15,268	—		15,268
Retained earnings	245,053	(9,667)	(1)(2)(3)(7)	235,386
Accumulated other comprehensive loss	(1,419)	—		(1,419)

Total shareholders’ equity	259,338	(9,667)		249,671

Total liabilities and shareholders’ equity	$473,216	$6,367		$479,583

Consolidated Statement of Income

	Year Ended January 28, 2012
	As Previously			Description of
	Reported	Reclassification	Adjustments	Adjustment	As Restated
Net sales	$1,160,367	$—	$17,584	(4)(5)	$1,177,951
Cost of merchandise sold	863,003	—	(4,668)	(1)(2)(5)	858,335

Gross profit	297,364	—	22,252		319,616
Selling, general and administrative expenses	289,114	(11,273)	9,343	(2)(3)(4)(7)	287,184
Other income, net	24,007	(11,273)	(12,734)	(4)	—

Operating income	32,257	—	175		32,432
Interest expense, net	286	—	—		286

Income before income taxes	31,971	—	175		32,146
Income tax expense	12,143	—	72	(1)(2)(3)(7)	12,215

Net income	$19,828	$—	$103		$19,931

Net income per share:
Basic	$0.44	$—	$0.01		$0.45

Diluted	$0.44	$—	$—		$0.44

Consolidated Statement of Cash Flows

	Year Ended January 28, 2012
	As Previously		Description of
	Reported	Adjustments	Adjustment	As Restated
Cash flows from operating activities:
Net income	$19,828	$103	(1)(2)(3)(7)	$19,931
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,937	(323)	(2)(7)	18,614
Share-based compensation	3,821	—		3,821
Store closing charges	793	—		793
Impairment of property and other assets	1,166	—		1,166
Loss on disposal of property and equipment	—	77	(7)	77
Deferred income taxes	12,766	(519)	(1)(2)(3)(7)	12,247
Tax deficiency from equity issuances	(437)	—		(437)
Excess tax benefits from share-based compensation	(375)	—		(375)
Changes in assets and liabilities:
Inventories	11,520	(656)	(1)	10,864
Prepaid expenses and other current assets	(12,173)	(813)	(2)(6)(7)	(12,986)
Other assets	(3,796)	281	(2)(7)	(3,515)
Accounts payable	10,518	—		10,518
Accrued expenses and other current liabilities	(4,857)	1,339	(3)(6)	(3,518)
Other liabilities	1,857	5,527	(2)(6)	7,384

Net cash provided by operating activities	59,568	5,016		64,584

Cash flows from investing activities:
Acquisition of property and equipment	(33,449)	(4,563)	(2)(7)	(38,012)

Cash used in investing activities	(33,449)	(4,563)		(38,012)

Cash flows from financing activities:
Capital lease payments	(3,362)	—		(3,362)
Excess tax benefits from share-based compensation	375	—		375
Proceeds from exercise of stock options and other	2,891	—		2,891
Repurchase of common stock	(12,141)	—		(12,141)

Net cash provided by financing activities	(12,237)	—		(12,237)

Net increase in cash and cash equivalents	13,882	453	(7)	14,335
Cash and cash equivalents at beginning of year	80,171	(453)	(7)	79,718

Cash and cash equivalents at end of year	$94,053	$—		$94,053

Consolidated Statement of Income (Non-GAAP)

The table below shows the impact of the restatement on the Statement of Income on a Non-GAAP basis. This table differs from the preceding GAAP table as it moves adjustments that did not impact net income out of the “Adjustments” column. Management believes that this presentation is important to investors to highlight those adjustments which do not impact income.

	Year Ended January 28, 2012
	As Previously Reported	Adjustments Not Impacting Net Income	Adjustments	As Restated
Net sales	$1,160,367	$17,584	$—	$1,177,951

Cost of merchandise sold	863,003	(1,516)	(3,152)	858,335

Gross profit	297,364	19,100	3,152	319,616
Selling, general and administrative expenses	289,114	(4,907)	2,977	287,184
Other income, net	24,007	(24,007)	—	—

Operating income	32,257	—	175	32,432
Interest expense, net	286	—	—	286

Income before income taxes	31,971	—	175	32,146
Income tax expense	12,143	—	72	12,215

Net income	$19,828	$—	$103	$19,931

Net income per share:
Basic	$0.44	$—	$0.01	$0.45

Diluted	$0.44	$—	$—	$0.44

Note 3 - SELECTED UNAUDITED QUARTERLY FINANCIAL DATA:

In addition to the restatement of the fiscal 2011 annual period presented above, we also restated our interim financial data for all quarterly periods in fiscal 2011 and the first quarterly period of fiscal 2012. The following tables present the effect of the corrections on each Unaudited Quarterly Consolidated Statement of Income for the fiscal year ended January 28, 2012 and the quarterly period ended April 28, 2012. Additional commentary on the results of these restated quarterly periods will be available in the Company’s following SEC filings:

•	Form 10-Q/A for the fiscal quarter ended April 28, 2012

•	Form 10-Q for the fiscal quarter ended July 28, 2012

•	Form 10-Q for the fiscal quarter ended October 27, 2012

Quarterly Period Ended April 30, 2011

	13 Weeks Ended April 30, 2011
	As Previously Reported	Reclassification	Adjustments	As Restated
Net sales	$303,546	$—	$5,672	$309,218
Cost of merchandise sold	213,626	—	1,038	214,664

Gross profit	89,920	—	4,634	94,554
Selling, general and administrative expenses	71,936	(4,534)	4,105	71,507
Other income, net	8,316	(4,534)	(3,782)	—

Operating income	26,300	—	(3,253)	23,047
Interest expense, net	85	—	—	85

Income before income taxes	26,215	—	(3,253)	22,962
Income tax expense	10,315	—	(1,253)	9,062

Net income	$15,900	$—	$(2,000)	$13,900

Net income per share:
Basic	$0.35	$—	$(0.04)	$0.31

Diluted	$0.35	$—	$(0.04)	$0.31

Quarterly Period Ended July 30, 2011

	13 Weeks Ended July 30, 2011
	As Previously Reported	Reclassification	Adjustments	As Restated
Net sales	$270,167	$—	$4,382	$274,549
Cost of merchandise sold	204,796	—	(1,164)	203,632

Gross profit	65,371	—	5,546	70,917
Selling, general and administrative expenses	68,265	(2,304)	1,783	67,744
Other income, net	5,141	(2,220)	(2,921)	—

Operating income	2,247	84	842	3,173
Interest (income) expense, net	(3)	84	1	82

Income before income taxes	2,250	—	841	3,091
Income tax expense	934	—	323	1,257

Net income	$1,316	$—	$518	$1,834

Net income per share:
Basic	$0.03	$—	$0.01	$0.04

Diluted	$0.03	$—	$0.01	$0.04

Quarterly Period Ended October 29, 2011

	13 Weeks Ended October 29, 2011
	As Previously Reported	Reclassification	Adjustments	As Restated
Net sales	$258,520	$—	$4,712	$263,232
Cost of merchandise sold	199,264	—	(2,685)	196,579

Gross profit	59,256	—	7,397	66,653
Selling, general and administrative expenses	71,291	(3,560)	1,959	69,690
Other income, net	6,602	(3,460)	(3,142)	—

Operating loss	(5,433)	100	2,296	(3,037)
Interest (income) expense, net	(16)	100	—	84

Loss before income taxes	(5,417)	—	2,296	(3,121)
Income tax benefit	(2,311)	—	886	(1,425)

Net loss	$(3,106)	$—	$1,410	$(1,696)

Net income per share:
Basic	$(0.07)	$—	$0.03	$(0.04)

Diluted	$(0.07)	$—	$0.03	$(0.04)

Quarterly Period Ended January 28, 2012

	13 Weeks Ended January 28, 2012
	As Previously Reported	Reclassification	Adjustments	As Restated
Net sales	$328,134	$—	$2,818	$330,952
Cost of merchandise sold	245,317	—	(1,857)	243,460

Gross profit	82,817	—	4,675	87,492
Selling, general and administrative expenses	77,807	(1,059)	1,495	78,243
Other income, net	3,948	(1,059)	(2,889)	—

Operating loss	8,958	—	291	9,249
Interest expense, net	35	—	—	35

Loss before income taxes	8,923	—	291	9,214
Income tax expense	3,205	—	116	3,321

Net loss	$5,718	$—	$175	$5,893

Net income per share:
Basic	$0.13	$—	$—	$0.13

Diluted	$0.13	$—	$—	$0.13

Quarterly Period Ended April 28, 2012

	13 Weeks Ended April 28, 2012
	As Previously Reported	Reclassification	Adjustments	As Restated
Net sales	$303,392	$—	$6,316	$309,708
Cost of merchandise sold	216,163	—	1,681	217,844

Gross profit	87,229	—	4,635	91,864
Selling, general and administrative expenses	71,349	(718)	2,276	72,907
Other income, net	4,538	(718)	(3,820)	—

Operating income	20,418	—	(1,461)	18,957
Interest expense, net	46	—	—	46

Income before income taxes	20,372	—	(1,461)	18,911
Income tax expense	8,540	—	(462)	8,078

Net income	$11,832	$—	$(999)	$10,833

Net income per share:
Basic	$0.27	$—	$(0.02)	$0.25

Diluted	$0.27	$—	$(0.02)	$0.25

The following tables present the Unaudited Quarterly Consolidated Statements of Income for the second and third quarters of 2012 including restated unaudited interim financial statements for comparative fiscal 2011 periods. Additional commentary on the results of these quarterly periods will be available in the Company’s Form 10-Qs for the fiscal quarters ended July 28, 2012 and October 27, 2012.

Quarterly Period Ended July 28, 2012

	13 Weeks Ended July 28, 2012	13 Weeks Ended July 30, 2011
		(Restated)
Net sales	$280,372	$274,549
Cost of merchandise sold	206,553	203,632

Gross profit	73,819	70,917
Selling, general and administrative expenses	69,968	67,744

Operating income	3,851	3,173
Interest expense, net	43	82

Income before income taxes	3,808	3,091
Income tax expense	1,502	1,257

Net income	$2,306	$1,834

Net income per share:
Basic	$0.05	$0.04

Diluted	$0.05	$0.04

Weighted-average shares outstanding:
Basic	42,586	44,095

Diluted	42,715	44,415

Quarterly Period Ended October 27, 2012

	13 Weeks Ended October 27, 2012	13 Weeks Ended October 29, 2011
		(Restated)
Net sales	$273,729	$263,232
Cost of merchandise sold	203,039	196,579

Gross profit	70,690	66,653
Selling, general and administrative expenses	74,431	69,690

Operating (loss) income	(3,741)	(3,037)
Interest expense, net	81	84

(Loss) income before income taxes	(3,822)	(3,121)
Income tax (benefit) expense	(2,163)	(1,425)

Net (loss) income	$(1,659)	$(1,696)

Net (loss) income per share:
Basic	$(0.04)	$(0.04)

Diluted	$(0.04)	$(0.04)

Weighted-average shares outstanding:
Basic	42,568	43,248

Diluted	42,568	43,248